UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3858769
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

6477 Highway 93 South, Suite 303 Whitefish, Montana	59937
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-139586

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share.

(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, $.001 par value (the "Common Stock"), of Accelerize New Media, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2, Registration No. 333-139586 (the "Registration Statement"), initially filed with the Securities and Exchange Commission on December 22, 2006 and amended on January 31, 2007, April 17, 2007 and April 30, 2007. The Registration Statement is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

Exhibit
Number	Description

1.1  Certificate of Incorporation of the Registrant.*

1.2  Certificates of Designation of the Registrant dated August 8, 2006 and  December 20, 2006.*

1.3  Bylaws of the Registrant.*

* Incorporated by reference to the Registrant’s Registration statement on Form SB-2 (File No. 333-139586) filed with the Securities and Exchange Commission on December 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

By:	/S/ Brian Ross
Brian Ross
President, Chief Executive Officer, Treasurer and Secretary

Date: May 9, 2007

3